Investor Update 3rd Quarter 2024 SEPTEMBER 2024 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest- bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendices for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation. 2

3 Purpose Mission Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- Ranked #6 SBA Lender in the country (FY2023), the 15th consecutive year among the nation's top 10 SBA Lenders
- ~249,000 hours dedicated by M&T employees to volunteering in our communities
- ~$54 million contributed by M&T and The M&T Charitable Foundation to supporting our communities
- Highest possible CRA rating from Federal Reserve since 1982
- $691 million of financing to projects that include affordable housing
- $2.5 billion of social sustainable finance loans and investments

Investing in Our Employees



- 412 people participated in specialized M&T learning and development programs, which have been running for four decades
- 9.6 years average employee tenure
- 40 average hours of training for M&T employees
- 80 Employee Resource Group chapters with participation by 51% of managers and 35% of employees (non-managers)
- 94% participation by M&T employees in M&T's 401(k) plan

Strong Governance and Consistent Leadership


INVOICE

- 94% of Board members are independent (1)
- More than 40% of M&T's Board of Directors team is diverse (25% of directors are women, 19% of directors are people of color)
- 17-year average tenure for executive officers
- 90% of employees believe M&T is committed to ethical business practices

Preserving our Environment


24/7

- Achieved 60% of our $1 billion commitment to renewable energy projects
- $671 million of environmental sustainable finance loans and investments
- Year-over-year we reduced our combined scope 1 and 2 emissions by 8.5%

Note: All data except for SBA data and Board of Directors data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023. Board of Directors data is as of June 27, 2024. The metrics and methodologies included in sustainable finance reporting are subject to change based on the best information available. We plan to continue to review and enhance our reporting capabilities in line with applicable legal and regulatory requirements and industry standards and practices.

(1) Following the criteria for independence required by the New York Stock Exchange as well as M&T's Corporate Governance Standards.

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5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades

Diversified Business Model

1H24, % of Total M&T	Commercial Bank	Retail Bank	Institutional Services & Wealth Management	Total M&T
	Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale.	Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development.	Institutional Services Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. Wealth Management Provides planning-led advice, leveraging Wilmington Trust's national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum.	
Net Interest Income[1]	$1.1 billion 32%	$2.2 billion 63%	$0.4 billion 11%	$3.4 billion
Fee Income	$0.3 billion 27%	$0.4 billion 34%	$0.4 billion 34%	$1.2 billion
Revenue	$1.4 billion 31%	$2.6 billion 56%	$0.8 billion 17%	$4.6 billion
Average Loans	$80 billion 60%	$50 billion 38%	$3 billion 3%	$134 billion
Average Deposits	$43 billion 26%	$92 billion 56%	$17 billion 10%	$164 billion
ROTA[2]	1.01%	3.49%	14.96%	1.20%
ROTCE[2]	11.4%	39.2%	95.3%	14.0%
Efficiency Ratio[2]	49.7%	46.8%	52.6%	58.0%

Note: 'All Other' segment not shown above. Represents -6% (-$219 million) of NII, 4% ($50 million) of fees, -4% (-$169 million) of revenue, <0.5% (<$0.2 billion) of loans and 7% ($12 billion) of deposits.
(1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company's internal funds transfer pricing methodology.
(2) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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Local Scale in Key Markets 7 Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 7/1/2024, excludes two domestic branches outside of Northeast footprint. % of Deposits in MSAs with #1 or #2 Deposit Rank Peer 1 64% MTB 64% Peer 2 62% Peer 3 60% Peer 4 55% Peer 5 50% Peer 6 45% Peer 7 44% Peer 8 42% Peer 9 41% Peer 10 35% Peer 11 34% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,135 2 Bank of America Corp. 1,057 3 M&T Bank Corp. 955 4 Toronto-Dominion Bank 914 5 Citizens Financial Group 868 6 Wells Fargo & Co. 819 7 PNC Financial Services 693 8 Truist Financial Corp. 642 9 KeyCorp 416 10 Banco Santander SA 403 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Community Banking Approach… …With Market Leading Franchises… …and Dense, Efficient Network

Through the Cycle Profitability Advantage...


Net Operating ROTA(1)
1.32%
+28bps
1.04%
MTB
Peer Median
1.33%
+17bps
1.16%
1.36%
+19bps
1.17%
20-Years 2004-2023
10-Years 2014-2023
5-Years 2019-2023

Key Points

Better than Peer PPNR Generation & Credit Losses

- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage

- Over the past 5-, 10-, and 20-years, M&T maintained a 17 to 28 basis point ROTA advantage compared to the peer median

Results in Normalized ROTCE Advantage

- Equates to a ~2.3% to ~3.7% normalized ROTCE advantage compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives

- 2024 Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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$21.97 $98.54 $- $20 $40 $60 $80 $100 $120 2003 2008 2013 2018 2023 $1.20 $5.20 $- $1 $2 $3 $4 $5 $6 2003 2008 2013 2018 2023 …Combined with Consistent Growth Dividend Per Share Tangible Book Value Per Share MTB: 7.6% CAGR Peer Median: 1.3%CAGR MTB: 7.8% CAGR Peer Median: 1.5% CAGR 10.5% 10.0% 11.9% 4.5% 7.3% 6.7% 20-Years YE03-YE23 10-Years YE13-YE23 5-Years YE18-YE23 CAGR – TBVPS Growth plus Dividends MTB Peer Median Consistently Delivering Value and Growth • Consistent dividend and TBVPS growth compared to peers • Results in higher than peer CAGR for TBVPS growth plus dividends over 5-, 10-, and 20-years Key Points 9

2019 2020 2021 2022 2023 1H24 Superior Pre-Credit Earnings Net Interest Margin 3.84% 3.16% 2.76% 3.39% 3.83% 3.56% Efficiency Ratio (1) 55.7% 56.3% 59.0% 56.6% 54.9% 58.0% PPNR ($, Millions) (1) $2,753 $2,579 $2,445 $3,471 $4,232 $1,909 PPNR to RWA (1) 2.7% 2.4% 2.3% 2.7% 2.8% 2.5% Strong Credit Metrics Allowance to Loans (As At) 1.16% 1.76% 1.58% 1.46% 1.59% 1.63% Net Charge-Offs to Loans 0.16% 0.26% 0.20% 0.13% 0.33% 0.41% Focused on Returns Net Operating Return on: Tangible Assets (1) 1.69% 1.04% 1.28% 1.35% 1.42% 1.20% Tangible Common Equity (1) 19.08% 12.79% 16.80% 16.70% 17.60% 13.99% Consistent Capital Generation (As At) Tangible Common Equity to Tangible Assets 8.55% 7.49% 7.68% 7.63% 8.20% 8.55% Common Equity Tier 1 Ratio 9.73% 10.00% 11.42% 10.44% 10.98% 11.45% Tier 1 Capital Ratio 10.94% 11.17% 13.11% 11.79% 12.29% 13.23% Balance Sheet (As At) Loans to Deposits 95.94% 82.25% 70.63% 80.46% 82.11% 84.42% Securities to Assets 7.92% 4.94% 4.61% 12.56% 12.91% 14.31% Key Ratios 10 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Solid Performance in Key Metrics against Peers 11 ROTA(1) 2Q24 Net Interest Margin 2Q24 Efficiency Ratio(1) 2Q24 PPNR / RWA(1) 2Q24 NCO / Loans 2Q24 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings 1.3% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 3.6% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 55.3% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 2.6% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0.41% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 MTB Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

Areas of Focus 12

3Q 2024 Trends

Average Loans Flat and Deposits Declined QTD

- Through August QTD, average deposits down from the linked quarter to $160.7 billion
- Through August QTD, average noninterest-bearing deposits down $1.6 billion from the linked quarter to $46.1 billion, reflecting some continued mix shift and expected decline in trust demand deposits
- Interest-bearing deposit cost has flattened out
- Through August QTD, average loans flat from linked quarter at $134.6 billion, driven by C&I and Consumer and continued reduction in CRE
- Smaller balance sheet with QTD average earnings assets of $191.2 billion

Expense Reflects Continued Discipline while Investing in Key Priorities

- GAAP expense (including intangible amortization) of $1.295 billion - $1.315 billion
- Reflects timing of investment spend across our enterprise priorities

Revenues Trending Expectations

- Taxable-equivalent net interest income of $1.725 billion +/-, with high 3.50s NIM
- Noninterest income, excluding securities gains / losses, of $585 million - $600 million with strength in Mortgage and Trust

Capital and Asset Quality Trending Expectations

- $200 million in share repurchases for 3Q24 substantially complete
- Expect modest increase in CET1 ratio
- Net charge-offs expected to be lumpy (+/-) quarter-to-quarter, but full year expectations of ~40 bps

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2024 Outlook

		2024 Outlook	Comments
Income Statement	Net Interest Income Taxable-equivalent	$6.85 billion to $6.90 billion	• NIM in the 3.50s • Reflects four rate cuts in remainder of the year • Range dependent on deposit trends and loan growth
Income Statement	Fee Income	$2.3 billion to $2.4 billion	• Growth in trust, brokerage and service charges
Income Statement	GAAP Expense Includes intangible amortization Excludes incremental FDIC special assessment	$5.25 billion to $5.30 billion	• Continued focus on managing expense, while investing in enterprise priorities
Income Statement	Net Charge-Offs % of Average Loans	~40 basis points	• NCO normalization in C&I and consumer loan portfolios
Income Statement	Tax Rate Taxable-equivalent	24.0% to 24.5%	• Excludes certain discrete tax benefit in 1Q24
Average Balances	Loans	$134 billion to $136 billion	• Growth in C&I and consumer, declines in CRE and residential mortgage
Average Balances	Deposits	$162 billion to $164 billion	• Focus on growing customer deposits
	Share Repurchases	$200 million per quarter in 3Q and 4Q24	• 3Q24 repurchases substantially complete • Expect to maintain capital ratios at least at current levels
	Preferred Dividends	3Q: ~$47 million 4Q: ~$36 million	• Reflects Series J issuance in May and Series E redemption in August

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Diversified Model Performs Across Cycles

Manageable NII impact from lower rates

- Overall, relatively neutral asset sensitivity
- Earning assets approximately 45% variable, inclusive of cash flow swaps
  - $5 billion increase in securities YTD
  - Added $5 billion in forward-starting cash flow hedges YTD
- Expect downside deposit beta of 30-40% through the first several rate cuts
  - ~50% of interest-bearing deposits are market priced or upcoming time deposit maturities with a 75% to 100% down beta[1]
  - Short Duration Time Deposits: Over 60% of time deposits mature by year-end
- Continued potential benefit of fixed asset repricing through the first several cuts
  - $2.7 billion in securities maturities in 2H24 at an average rate of 2.5%
  - $5.3 billion in securities maturities in 2025 at an average rate of 2.9%
- 46% of debt is variable rate, inclusive of fair value hedges
  - $1.85 billion in forward-starting FV swaps to become active by 4Q25

Diversified fee income with potential benefits in lower rate environment

- Potential rate-related upside in commercial mortgage banking, loan fees, and capital markets given the potentially higher volume
- Additional potential rate-related benefit in other areas including derivatives, advisory fees, and commercial deposit service charges
- Mortgage fees diversified by servicing / originations and commercial / residential
- Total noninterest income of 25% of total revenue is lower than peers through 1H24 as a result of top NIM; 29% of total revenue assuming M&T had peer median NIM

Reductions in short- and long-term interest rates could benefit asset quality

- Increased likelihood of positive migration within both the Pass Rated and Criticized portfolios due to improved DSCR
- Reduced risk construction and bridge loan refinance proceeds are insufficient to satisfy outstanding debt
- Improved refinance activity for certain portfolios as borrowers take advantage of better rates and investors seek fixed rate loans before rates fall further

(1) Market priced includes brokered time deposits and high-cost customer time deposits that mature before 12/31/24

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$(6) $102 $69 $84 $64 $20 $5 $(164) $(100) $(46) $(18) $(329) $(193) $(83) $(36) $(19) June '23 Sept. '23 Dec. '23 Mar. '24 June '24 Effectively Neutral Asset Sensitivity (1) Represents estimated impact on NII resulting from a parallel shift in interest rates during first modeling year. (2) Mar. 2024 and Dec. 2023 +200bps scenario results in a negative $50 million and negative $18 million net change in NII, respectively. (3) June 2024 +200bps scenario and +100bps scenario result in a negative $57 million and negative $9 million net change in NII, respectively. Sensitivity of NII to Changes in Interest Rates1 $, Millions • Increased mix of fixed liquid assets Y/Y • Avg. investment securities up $2.0B to $29.9B at 6/30/2024 • Increased hedges • $29.8B in notional swaps at 6/30/2024 compared to $21.2B at 6/30/2023; includes forward-starting • Elevated liability costs and lower noninterest-bearing deposit mix provides cushion in declining rate environment Highlights 16 +200bps +100bps -100bps -200bps 2 32

Swap Portfolio Details 17 ▪ Hedge position increasing through 2024 as forward-starting hedges become “active” ▪ Forward-starting rates higher than current active resulting in higher active rates in 2025 ▪ CF Hedges - executed $5B of forward-starting swaps in 1H24: 2025 start,~4.02%; FV Debt Hedges – executed $850MM forward-starting swaps in 1H24: 2025 start, ~3.57% Highlights Active and Forward-Starting Swaps Cash Flow and Fair Value – as of 6/30/2024 Forward-Starting CF Active CF Forward-Starting FV Active FV B ill io n s Cash Flow – WAVG Coupon Active 3.26 3.18 3.24 3.26 3.48 3.66 3.79 3.81 Fwd-Starting 3.74 3.97 3.97 4.02 4.11 4.07 4.14 - Fair Value – WAVG Coupon Active 3.11 3.11 3.11 3.11 3.25 3.25 3.25 3.48 Fwd-Starting 3.87 3.87 3.87 3.87 4.13 4.13 4.13 - 2.0 2.0 2.0 2.0 2.9 2.9 2.9 3.91.8 1.8 1.8 1.8 1.0 1.0 1.0 17.5 18.4 20.2 20.8 19.3 15.4 14.9 15.5 6.0 7.5 5.8 5.0 3.3 2.2 1.1 $- $5 $10 $15 $20 $25 $30 $35 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

Fee Income Diversification

Noninterest Income Mix(1)

1H24



Other
12%
Credit Card & Merchant
7%
LOC & Credit-Related
8%
Mortgage Commercial
5%
Mortgage Residential
13%
Service Charges
21%
Trust and Brokerage
33%
1H24 Noninterest Income(1)
$1.2B

Noninterest Income % of Total Revenue(2)

1H24



MTB Assuming Median NIM
29%
Reported
25%
MTB
33%
Peer Median

Diversified Fee Businesses Perform Across Cycles

- Potential rate-related upside in commercial mortgage banking, loan fees, and capital markets given the potentially higher volume
- Additional potential rate-related benefit in other areas including derivatives, advisory fees, and commercial deposit service charges
- Mortgage fees diversified by servicing / originations and commercial / residential
- Total noninterest income of 25% of total revenue is lower than peers through 1H24 as a result of top NIM; 29% of total revenue assuming M&T had peer median NIM

(1) Noninterest income excluding securities gains and losses

(2) Noninterest income excluding securities gains and losses. Total revenue includes taxable-equivalent NII and noninterest income excluding securities gains and losses. Peer median excludes one peer due to significant nonrecurring gains.

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Granular, Diversified Core Deposit Funding & Strong Liquidity Position

Granular Deposit Base

- 64% of deposits are insured or collateralized as of 6/30/2024
- Average consumer deposit account balance is $15,000
- Average business banking deposit account balance is $55,000

Diversified Deposit Base

- Deposits are spread across over 900 branches spanning 12 states and Washington, DC
- Diversified geographically across Upstate NY (23%), Connecticut (13%), Mid-Atlantic (12%), Greater Baltimore area (12%), NYC area (12%), New England (9%), and other regions

Stable & Long-Tenured Relationships

- Commercial and business banking deposits consist largely of operating account balances
- Average relationship tenure of 17 years for wealth customers, 16 years for consumer, 16 years for commercial and 13 years for business banking

Strong Liquidity Profile

- 2Q24 Average Cash Balances represent 15% of Earning Assets
- Liquidity Sources represent ~141% of Adjusted Uninsured Deposits[1] as of 6/30/2024

(1) 'Adjusted Uninsured Deposits' represents uninsured deposits excluding collateralized deposits.
All information presented as of 6/30/24.

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0.09% 0.08% 0.07% 0.06% 0.04% 0.03% 0.03% 0.02% 0.01% -0.03% -0.03% -0.05% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 MTB Peer 1 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 0% 10% 20% 30% 40% 50% 60% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 Sources: S&P Global Market Intelligence Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 29% of 2Q 2024 average total deposits for M&T or 32% of total deposits excluding brokered, compared to 24% peer median 2003-2Q24 Average M&T 0.75% Peer Median 0.91% Difference -0.16% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits 20 M&T Peer Median Peer Range Change in Interest- Bearing Deposit Cost 2Q24 vs 1Q24 M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- Wealth Management ($4B): Average relationship tenure of 17 years; Average account size ~$164k
- Institutional Services ($13B): Average account size ~$1MM

All Other

- Consists primarily of brokered deposits

Average Deposits
2Q24



All Other
$11.0B
Inst. Svcs.
& Wealth
Mgmt.
$17.3B
Retail Bank
$92.3B
$163B
Commercial
Bank
$43.0B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 900+ branch network, spanning 12 states and Washington, DC
- Consumer ($68B): Average relationship tenure of 16 years; Average account size $15k
- Business Banking ($21B): Average relationship tenure of 13 years; Average account size $55k; ~43% operating balances
- Other Businesses ($3B): Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 16 years
- Average account size $4MM; median $378k
- ~62% operating balances

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• Liquidity Sources represent ~141% of Adjusted Uninsured Deposits as of 6/30/2024 • Uninsured Deposits represent 43% of Total Deposits, 36% excluding Collateralized Deposits as of 6/30/2024 • 2Q24 Average Cash Balances represent 15% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 6/30/2024 Highlights 22 Int-Bearing Cash, $24.7B Unused FHLB, $15.2B Unused FRB NY, $21.5B Unencumbered Securities, $20.1B Adjusted Uninsured, $57.7B Collateralized, $10.3B $81.5B $68.0B Liquidity Uninsured Deposits

Strong CRE Underwriting Track Record

Reductions in Rates Could Benefit Asset Quality

- Increased likelihood of positive migration within both the Pass Rated and Criticized portfolios due to improved DSCR
- Reduced risk construction and bridge loan refinance proceeds are insufficient to satisfy outstanding debt
- Improved refinance activity for certain portfolios as borrowers take advantage of better rates and investors seek fixed rate loans before rates fall further

Long History & Expertise in CRE Lending

- Long-term relationships and consistently conservative Credit Standards through economic cycles
- Two Chief Credit Officers over the past 40 years

Diversified Loan Portfolio

- 44% C&I, 34% Consumer, 22% CRE
- CRE is 22% of total loans, down from 31% in 2019

Long Duration Permanent IRE Portfolio

- Approximately 85% of the permanent investor-owned portfolio matures in 2025 or later
- Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps

Permanent IRE Well-Diversified with Low LTV's

- No one Permanent IRE property type accounts for more than 5% of loans—the largest of which are Multifamily and Retail
- The largest Total IRE exposure to a single metro area is approximately 3% of loans
- Weighted-average LTV is 56%; which provides a buffer against potential future losses in these portfolios
- Over 80% of the total Permanent IRE portfolio has an LTV of 70% or less

Office Risk Likely to Play Out Over Time

- Permanent office IRE represents less than 3.5% of total loans and is well diversified geographically (NYC approximately 0.5% of total loans)
- Approximately 85% of the portfolio matures in 2025 or later; Approximately 85% of the underlying leases mature in 2025 or later

All information presented as of 6/30/2024

M&T Bank Corporation 23

Multifamily $5.8B, 4% Retail $5.3B, 4% Office $4.5B, 3% Healthcare $2.8B, 2% Hotel $2.3B, 2% Industrial & Other $2.2B, 2% Construction $6.8B, 5% C&I - Owner Occ. $10.7B, 8% C&I $49.3B, 37% Cons. Real Estate $23.0B, 17% Consumer $22.4B, 17% Permanent CRE $22.8B, 17% Well Diversified Loan Portfolio (1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2). Loan Portfolio Composition 6/30/2024 Regulatory CRE % of Tier 1 Capital + Allowance1 Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~111 percentage points since 2019 $135B 24 262% 151% 12/31/2019 6/30/2024 -111%

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-FY2023. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans • Consistently conservative credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses 25 COVID 19 Pandemic M&T Peer Median Peer Range Industry 0% 1% 2% 3% 4% 5% 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 2 Q 2 4 Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.80% 2.56% 2.31%

Spotlight on Permanent IRE • Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses • Weighted-average LTV is 56%; over 80% of the total Permanent IRE portfolio has an LTV of 70% or less • Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps • The risk from a decline in commercial real estate values is likely to play out over a long period of time • Approximately 85% of the permanent investor-owned portfolio matures in 2025 or later • Total NYC Permanent Multifamily of $1.0B or <1% of total loans with WAVG LTV of 54%. • Value declines in recent appraisals (2023/2024) compared to prior appraisals (2022 or earlier) are -8% for total CRE with larger declines for healthcare (-10%), retail (-11%), and office (-16%) % of Loans Maturing Balance ($, B) WAVG LTV 2024 2025 2026 Retail $5.3 52% 11% 19% 18% Multifamily $5.8 57% 8% 25% 11% Office $4.5 57% 13% 26% 14% Healthcare $2.7 58% 28% 26% 17% Hotel $2.3 52% 27% 29% 16% Industrial $1.9 52% 7% 18% 16% Other $0.3 68% 8% 16% 26% Permanent $22.8 56% 14% 24% 15% Permanent IRE Details 6/30/2024 Key Points 26

Diversified and Low LTV Permanent Office CRE

% of Balances by LTV Range



>90%
7%
>80%-90%
4%
>70%-80%
6%
>60%-70%
23%
>50%-60%
26%
≤50%
34%
Over 80% with LTV ≤ 70%

Key Points

- Strong collateral coverage; over 80% have average LTV of 70% or lower
- Approximately 50% of portfolio has '23/'24 appraisal
- Geographically diverse; New York City largest concentration representing only ~0.5% of total loans
- Approximately 85% of the portfolio matures in 2025 or later; Approximately 85% of the underlying leases mature in 2025 or later
- Approximately 89% of portfolio has some level of recourse; to date office NCO concentrated in non-recourse exposure
- Approximately 50% suburban (non-urban) and 58% Class A

Geographic Detail

	Balance ($, B)	% of Total Loans	WAVG LTV
New York City	$0.6	0.5%	49%
Connecticut	$0.4	0.3%	55%
Greater Boston	$0.4	0.3%	69%
New Jersey	$0.3	0.2%	62%
Western New York	$0.3	0.2%	61%
VT/NH/ME	$0.3	0.2%	58%
Out of Footprint	$0.2	0.2%	46%
Rochester	$0.2	0.2%	63%
Albany/HVN	$0.2	0.2%	58%
Baltimore	$0.2	0.1%	62%
Florida	$0.2	0.1%	59%
Long Island	$0.1	0.1%	46%
MA/RI	$0.1	0.1%	51%
Northern PA	$0.1	0.1%	51%
Delaware/Eastern MD	$0.1	0.1%	64%
All Other	$0.6	0.4%	60%
Total	$4.5	3.3%	57%

Loan & Underlying Lease Maturity Profile

	Loans Maturing	Underlying Leases Maturing[1]
2024	13%	14%
2025	26%	11%
2026	14%	10%

(1) Lease maturity data for loans with >$10MM in exposure.

M&T Bank Corporation | 27

Credit Metrics Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses 28 $150 $150 $225 $200 $150 2Q23 3Q23 4Q23 1Q24 2Q24 $ I N M IL L IO N S $1,998 $2,052 $2,129 $2,191 $2,204 1.50% 1.55% 1.59% 1.62% 1.63% 2Q23 3Q23 4Q23 1Q24 2Q24 $ I N M IL L IO N S Allowance for Credit Losses ($) Allowance for Credit Losses (%) $127 $96 $148 $138 $137 0.38% 0.29% 0.44% 0.42% 0.41% 2Q23 3Q23 4Q23 1Q24 2Q24 $ I N M IL L IO N S NCO ($) Net Charge-off Ratio (%) $2,435 $2,342 $2,166 $2,302 $2,024 1.83% 1.77% 1.62% 1.71% 1.50% 2Q23 3Q23 4Q23 1Q24 2Q24 $ I N M IL L IO N S Nonaccrual Loans ($) Nonaccrual Loans (%)

Criticized C&I and CRE Loans -$889 million QoQ criticized loans decreased: • C&I increased +$98 million – Driven by health services and motor vehicle and recreational finance dealers • CRE decreased -$987 million – Permanent CRE -$773 million – Construction -$214 million • 97% of criticized accrual loans are current • 58% of criticized nonaccrual loans are current Reserve Impact: • Criticized loans generally carry higher loss reserves • Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~18% 29 $10.5 $11.1 $12.6 $12.9 $12.1 11.8% 12.5% 14.0% 14.3% 13.5% 2Q23 3Q23 4Q23 1Q24 2Q24 $ I N B IL L IO N S Criticized Criticized % of Commercial Loans

Strong Capital and Low AOCI Impact



Top Quartile Core Capital

- Top quartile CET1 ratio among peers (11.5%)
- Top quartile TCE ratio among peers (8.6%); more than 200 bps above peer median



High Quality and Short Duration Securities Portfolio

- Agency MBS/CMBS account for 58% of total and U.S. Treasurys 29%
- AFS duration ~2.1 years and HTM duration ~5.3 years, total debt securities duration ~3.7 years
- Purchased ~$3 billion in securities in 2Q24



Low AOCI Impact

- Investment securities portfolio only 14% of total assets
- AFS and pension-related AOCI represents ~19bps negative impact on regulatory capital

All information presented as of 6/30/24.

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Agency MBS $13.2B US Treasury $8.7B Agency CMBS $4.1B Municipal Bonds $2.4B Other Debt Sec. $0.1B Equity & Other $1.2B Diversified Securities Portfolio (1) Mortgage securities include estimated prepayment under market forward interest rates. $29.9B Securities Portfolio Composition 6/30/2024 • Securities of $29.9B; 14% of total assets • ~$2.7B securities maturing1 in remainder of 2024 with an average yield of 2.5%. ~$5.3B securities maturing1 in 2025 with an average yield of 2.9% • Investment securities yield increased 31 bps QoQ in 2Q24 • AFS-related AOCI represents only 12bps potential negative impact on CET1 ratio; 19bps total negative impact when also including pension-related AOCI • HTM debt securities represent 49% of securities • Agency MBS/CMBS and U.S. Treasurys represent over 85% of securities portfolio Duration Pretax Unrealized Loss AFS ~2.1 years $0.2 billion HTM ~5.3 years $1.3 billion Total Debt Securities ~3.7 years $1.5 billion Highlights 31

Strong Capital Levels Compared to Peers

CET1 Ratio
6/30/2024



Peer 1 11.6%
Peer 2 11.6%
MTB 11.5%
Peer 3 11.0%
Peer 4 10.7%
Peer 5 10.6%
Peer 6 10.6%
Peer 7 10.5%
Peer 8 10.4%
Peer 9 10.4%
Peer 10 10.3%
Peer 11 10.2%

Tier 1 Capital Ratio
6/30/2024



MTB 13.2%
Peer 1 13.2%
Peer 2 12.2%
Peer 3 12.1%
Peer 4 12.1%
Peer 5 12.0%
Peer 6 12.0%
Peer 7 11.9%
Peer 8 11.9%
Peer 9 11.7%
Peer 10 11.6%
Peer 11 11.2%

Tangible Common Equity / Tangible Assets
6/30/2024



MTB 8.6%
Peer 1 8.1%
Peer 2 7.6%
Peer 3 6.5%
Peer 4 6.5%
Peer 5 6.5%
Peer 6 6.3%
Peer 7 6.0%
Peer 8 5.8%
Peer 9 5.3%
Peer 10 5.2%
Peer 11 5.2%

Highlights

- Capital levels favorable to peers both as reported and when considering AOCI
- Strong capital position benefits M&T under current and proposed rules
  - CET1 ratio would exceed SCB minimum levels under proposal
- Modest impact from including AOCI in regulatory capital[1]
  - ~19 basis point negative impact to CET1 ratio; would remain >11.25% at June 30, 2024
- Increased capital for operational risk, lower capital for real estate and consumer loans – Mid-single digit RWA impact as currently proposed
- Limited exposure to trading activities subject to complex market risk proposals

(1) Proposal would require regulatory capital to include unrealized losses on AFS securities (12 bps) and pension-related effects (8 bps).

M&T Bank Corporation | 32

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns



Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis



Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets



Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.
Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation | 33

Appendices 34

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	1H24	2Q23	1Q24	2Q24
Revenues									
Net interest income - GAAP	$4,130	$3,866	$3,825	$5,822	$7,115	$3,398	$1,799	$1,680	$1,718
Total other income - GAAP	2,062	2,088	2,167	2,357	2,528	1,164	803	580	584
Subtotal	6,192	5,955	5,992	8,179	9,643	4,562	2,602	2,260	2,302
Gain on CIT	-	-	-	-	(225)	-	(225)	-	-
Gain on MTIA	-	-	-	(136)	-	-	-	-	-
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$4,562	$2,378	$2,260	$2,302
Noninterest expense									
Noninterest expense - GAAP	$3,469	$3,385	$3,612	$5,050	$5,379	$2,693	$1,293	$1,396	$1,297
FDIC special assessment	-	-	-	-	(197)	(34)	-	(29)	(5)
Write-down of equity method investment	(48)	-	-	-	-	-	-	-	-
Charitable contribution	-	-	-	(135)	-	-	-	-	-
Merger-related expense	-	-	(44)	(338)	-	-	-	-	-
Noninterest expense - GAAP Adjusted	$3,420	$3,385	$3,568	$4,577	$5,182	$2,659	$1,293	$1,367	$1,292
PPNR									
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$4,562	$2,378	$2,260	$2,302
(Gain) loss on bank investment securities	(18)	9	21	6	(4)	6	(1)	(2)	8
Noninterest expense - GAAP Adjusted	(3,420)	(3,385)	(3,568)	(4,577)	(5,182)	(2,659)	(1,293)	(1,367)	(1,292)
Pre-provision net revenue	$2,753	$2,579	$2,445	$3,471	$4,232	$1,909	$1,084	$891	$1,018

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation | 35

Appendix 2

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	1H24	2Q23	1Q24	2Q24
Net income									
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$1,186	$867	$531	$655
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	22	12	12	10
Merger-related expenses (1)	-	-	34	431	-	-	-	-	-
Net operating income	1,944	1,364	1,900	2,466	2,789	1,208	879	543	665
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(52)	(25)	(25)	(27)
Net operating income available to common equity	$1,874	$1,296	$1,827	$2,369	$2,689	$1,156	$854	$518	$638

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

M&T Bank Corporation | 36

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation 37 In millions 2019 2020 2021 2022 2023 1H24 2Q23 1Q24 2Q24 Efficiency ratio Noninterest expense $3,469 $3,385 $3,612 $5,050 $5,379 $2,693 $1,293 $1,396 $1,297 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 28 15 15 13 Less: Merger-related expenses - - 44 338 - - - - - Noninterest operating expense $3,449 $3,370 $3,558 $4,656 $5,317 $2,665 $1,278 $1,381 $1,284 Taxable-equivalent net interest income $4,153 $3,884 $3,840 $5,861 $7,169 $3,423 $1,813 $1,692 $1,731 Other income 2,062 2,088 2,167 2,357 2,528 1,164 803 580 584 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 (6) 1 2 (8) Denominator $6,197 $5,981 $6,028 $8,224 $9,693 $4,593 $2,615 $2,270 $2,323 Efficiency ratio 55.7% 56.3% 59.0% 56.6% 54.9% 58.0% 48.9% 60.8% 55.3%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 38 In millions 2019 2020 2021 2022 2023 1H24 2Q23 1Q24 2Q24 Average assets Average assets $119,584 $135,480 $152,669 $190,252 $205,397 $211,729 $204,376 $211,478 $211,981 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,465) (8,473) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (133) (185) (140) (126) Deferred taxes 10 5 2 43 44 32 46 33 30 Average tangible assets $114,963 $130,871 $148,070 $182,579 $196,791 $203,163 $195,764 $202,906 $203,420 Average common equity Average total equity $15,718 $15,991 $16,909 $23,810 $25,899 $27,382 $25,685 $27,019 $27,745 Preferred stock (1,272) (1,250) (1,438) (1,946) (2,011) (2,208) (2,011) (2,011) (2,405) Average common equity 14,446 14,741 15,471 21,864 23,888 25,174 23,674 25,008 25,340 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,465) (8,473) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (133) (185) (140) (126) Deferred taxes 10 5 2 43 44 32 46 33 30 Average tangible common equity $9,825 $10,132 $10,872 $14,191 $15,282 $16,608 $15,062 $16,436 $16,779

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 39 In millions 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 6/30/2023 3/31/2024 6/30/2024 Total assets Total assets $119,873 $142,601 $155,107 $200,730 $208,264 $207,672 $215,137 $208,855 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (177) (132) (119) Deferred taxes 7 4 1 51 37 44 34 31 Total tangible assets $115,258 $137,998 $150,511 $192,082 $199,689 $199,074 $206,574 $200,302 Total common equity Total equity $15,717 $16,187 $17,903 $25,318 $26,957 $25,801 $27,169 $28,424 Preferred stock (1,250) (1,250) (1,750) (2,011) (2,011) (2,011) (2,011) (2,744) Common equity 14,467 14,937 16,153 23,307 24,946 23,790 25,158 25,680 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (177) (132) (119) Deferred taxes 7 4 1 51 37 44 34 31 Total tangible common equity $9,852 $10,334 $11,557 $14,659 $16,371 $15,192 $16,595 $17,127

M&T Peer Group

Citizens Financial Group, Inc.

Comerica Incorporated

Fifth Third Bancorp

First Horizon National Corporation

Huntington Bancshares Incorporated

KeyCorp

M&T Bank Corporation

PNC Financial Services Group, Inc.

Regions Financial Corporation

Truist Financial Corporation

U.S. Bancorp

Zions Bancorporation, NA

M&T Bank Corporation | 40